Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Future FinTech Group Inc. on Form S-8 of our report dated March 31, 2018, with respect to our audit of the consolidated financial statements as of and for the years ended December 31, 2017 and 2016, which report is included in the Annual Report on Form 10-K of Future FinTech Group Inc. for the year ended December 31, 2017.

/s/ Wang Certified Public Accountant, P.C.

Flushing, New York
December 20, 2018